Exhibit 4.9

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.12 OF THE SUPPLEMENTAL INDENTURE (AS DEFINED BELOW), (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.12 OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOTHERLY HOTELS LP 7.25% Senior Unsecured Notes due 2021

CUSIP No. 83600E 307

ISIN US83600E3071

No. 1	$25,000,000
1,000,000 Units

SOTHERLY HOTELS LP, a Delaware limited partnership (the “Issuer”), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of TWENTY FIVE MILLION AND 00/100 DOLLARS or such other amount as is provided in a schedule attached hereto on February 15, 2021.

Interest Payment Dates: February 15, May 15, August 15 and November 15, commencing May 15, 2018.

Record Dates: February 1, May 1, August 1 and November 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: February 12, 2018

SOTHERLY HOTELS LP, as Issuer,

By:	Sotherly Hotels Inc., its general partner

	By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	COO

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.25% Senior Unsecured Notes due 2021 described in the within-mentioned Indenture.

Dated: February 12, 2018

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ W. Thomas Morris, II
Authorized Signatory

7.25% Senior Unsecured Notes due 2021

This Note is one of the series designated on the face hereof as 7.25% Senior Unsecured Notes due 2021 (the “Notes”), which was issued under the Supplemental Indenture (as defined below). Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Sotherly Hotels LP, a Delaware limited partnership (the “Issuer”), promises to pay interest on the principal amount of this Note at 7.25% per annum from February 12, 2018, until maturity. The Issuer will pay interest quarterly on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day (as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 12, 2018. The Issuer shall pay any Defaulted Interest as provided in Section 3.6 of the Supplemental Indenture (as defined below). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Issuer will pay interest on the Notes to the persons who are registered Holders at the close of business on the Record Date next preceding the Interest Payment Date, except as provided in Section 3.6 of the Supplemental Indenture (as defined below) with respect to defaulted interest. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The Issuer shall pay or cause the Paying Agent to pay interest on this Note by wire transfer of immediately available funds to the account of the Depository or its nominee. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the Corporate Trust Office.

SECTION 3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Notes under (i) that certain First Supplemental Indenture dated as of February 12, 2018 (“Supplemental Indenture”) by and among the Issuer, the Guarantor and the Trustee and (ii) that certain Indenture dated as of February 12, 2018 (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”). Subject to the terms of the Indenture, the Issuer shall be entitled to issue Additional Notes pursuant to Section 3.4 of the Supplemental Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. At any time on or after February 15, 2019, the Issuer will be entitled at its option to redeem all or any portion of the Notes at a Redemption Price equal to 101% of the principal amount of such Notes plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Holder on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date).

SECTION 6. Notice of Redemption. Subject to Section 4.2 of the Supplemental Indenture, notice of any optional redemption of any Notes will be delivered to Holders (with a copy to the Trustee) at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed. No Notes of $25 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 4.3 of the Supplemental Indenture.

SECTION 7. Mandatory Redemption or Sinking Fund Payment. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

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SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Repurchase Event, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

SECTION 9. Denominations, Transfer Exchange. The Notes are issued in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The principal amount of the Notes will be reflected in units with each unit being worth $25. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes is to be redeemed.

SECTION 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes as provided in the Indenture.

SECTION 12. Defaults and Remedies. The Trustee and the Holders of the Notes will have the remedies following the occurrence and during the continuance of an Event of Default as set forth in the Indenture.

SECTION 13. Restrictive Covenants. The Indenture contains certain covenants, including as set forth in Article 6 of the Supplemental Indenture.

SECTION 14. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture, or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or of any successor person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

SECTION 18. Registered Form. The Notes are in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

SECTION 19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint an agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

This undersigned Holder elects to have this Note purchased by the Issuer pursuant to Section 6.2 of the Supplemental Indenture:

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 6.2 of the Supplemental Indenture, state the amount (in minimum denominations of $25 and integral multiples of $25 in excess thereof): $

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTES

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of The Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee of Note custodian

NOTATION OF GUARANTEE

For value received, the Guarantor (which term includes any successor person under the Indenture (as defined below)), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 12, 2018 (the “Base Indenture”) among Sotherly Hotels LP, as issuer (the “Company”), Sotherly Hotels Inc., as guarantor (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 12, 2018, (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantor and the Trustee (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 5 of the Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Section 5.1 of the Supplemental Indenture and Section 12.4 of the Base Indenture. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[Signature page follows.]

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	COO

[Signature page to
Notation of Guarantee]